Exhibit 99.2

               MidNet, Inc. (formerly Tugboat International, Inc.)
                        Waiver of Registration Obligation

I hereby waive my right to enforce the Company's obligation to file an SB-2 registration statement within sixty (60) days after December 11, 2003.

     Signature                               Print Name of Shareholder
     ---------                               -------------------------

/s/ R. Aschwanden                        Ruedi Aschwanden
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/s/ Tilo Kunz                            Tilo Kunz
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/s/ Peter Fentiman                       Peter Fentiman
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/s/ Louis Kish                           Louis Kish
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/s/ Cathie Stewart                       Cathie Stewart
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/s/Mary O'Grady                          Mary O'Grady
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/s/ S. L. Van Viersen                    Sharon L. Van Viersen
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/s/ D. Ewen                              Deanna Ewen
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/s/ C. Davison                           Cynthia Davison
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/s/ R. H. Buckley                        Robert Buckley
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/s/ E. Kunz                              Eric Kunz
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